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                                                                 EXHIBIT 16


                    EXPLORER INSTITUTIONAL ACTIVE CORE FUND



              NON-STANDARDIZED CUMULATIVE TOTAL RETURN CALCULATION
                      INCEPTION THROUGH DECEMBER 31, 1996

Formula                                     ERV - P
                                            -------
                                               P       =  T

Net Asset Value                               $10.09
Initial Investment                         $1,000.00   =  P
Ending Redeemable Value                    $1,052.00   =  ERV

TOTAL RETURN FOR THE PERIOD                    5.20%   =  T
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                  EXPLORER INSTITUTIONAL LIMITED DURATION FUND



              NON-STANDARDIZED CUMULATIVE TOTAL RETURN CALCULATION
                      INCEPTION THROUGH DECEMBER 31, 1996

Formula                                      ERV-P
                                             -----
                                               P     =  T

Net Asset Value                               $10.02
Initial Investment                         $1,000.00 =  P
Ending Redeemable Value                    $1,041.41 =  ERV

TOTAL RETURN FOR THE PERIOD                    4.14% =  T